UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 25, 2004

ANADIGICS, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	0-25662(Commission File Number)	22-2582106(IRS Employer Identification No.)
141 Mt. Bethel Road (Address of principal executive offices)	07059 (Zip Code)

Registrant's telephone number, including area code - 908-668-5000

Item 2.02 Results of Operations and Financial Condition

    On October 25, 2004, ANADIGICS Inc. ("ANADIGICS") is issuing a press release and holding a conference call announcing its financial results for the quarter ending October 2, 2004.   A copy of the release is furnished as Exhibit 99.1 to this Form 8-K.   The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release issued by ANADIGICS, Inc. dated October  25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANADIGICS, Inc.

Date: October 25, 2004	By:	/s/ Thomas Shields

Title Sr. Vice President & CFO
EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated October 25, 2004, announcing ANADIGICS, Inc.’s financial results for the three and nine months ended October 2, 2004

ANADIGICS Reports Results for Third Quarter 2004

Revenues of $25.1 million; up 10.4% sequentially and 41.1% growth over prior-year quarter

EPS Loss reduced to $0.25 from $0.36 last quarter and $0.41 over prior-year quarter

Gross Profit increases to 20.9% of revenues; up 560 basis points sequentially

WARREN, NJ - October 25, 2004 - ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, today reported net sales of $25.1 million and a loss per share of $0.25 for the third quarter ended October 2, 2004.

Revenue grew sequentially by $2.4 million or 10.4% and increased over the prior-year quarter by $7.3 million or 41.1%. EPS loss was lowered sequentially by $0.11 and reduced over the prior-year quarter by $0.16.

The Company’s enhanced operating performance in the third quarter resulted from the combination of stronger revenues, increased fab utilization, lower production cost, and reduced operating expenses. The gross profit improved to $5.2 million or 20.9% of revenues. Operating expenses were lowered to $13.4 million.

Third quarter revenue breakdown:

•	Wireless revenues in the quarter were $12.0 million, reflecting a sequential increase of 14.1% over the prior quarter and 26.5% over the prior-year quarter.

•	Broadband revenues in the quarter were $13.1 million, reflecting a sequential increase of 7.2% over the prior quarter and 57.9% over the prior-year quarter.

"We are pleased with our third quarter results, which were better than our previous financial guidance," said Dr. Bami Bastani, President & CEO of ANADIGICS, Inc. "Our success in this past quarter is a result of market share gains, gross margin improvements, and further streamlining of operating expenses. ANADIGICS’ strategy of providing customers with best-of-breed products and partnering with industry leading chipset suppliers and reference design powerhouses is supporting our long-term revenue and market share growth."

The Company maintains a strong balance sheet with total cash and marketable securities of $107.9 million as of October 2, 2004.

"Our commitment to achieving targeted operating expense reductions resulting in total annualized savings of $8 million across cost of goods sold, R&D, and SG&A by the end of the fourth quarter of 2004 is being met," remarked Tom Shields, Senior Vice President and Chief Financial Officer of ANADIGICS, Inc. "Over the past few quarters, we have delivered in excess of 70% of the incremental revenue to gross profit and we continue to reduce operating expenses providing for greater leverage in our financial operating model."

BUSINESS OUTLOOK

We expect a sequential increase in Wireless product revenue for our CDMA and GSM power amplifier modules offset by slightly lower revenue derived from our products used in infrastructure and set-top box applications. Industry conditions, coupled with the existing order pattern for the fourth quarter 2004, indicate expected overall revenue to be flat to down 5% from third-quarter levels. EPS loss is expected to be flat or improve by $0.01 on improved gross profit and lower operating expenses.

HIGHLIGHTS OF THE QUARTER

October 13, 2004 - ANADIGICS Introduces New Family of 6 mm by 6 mm GSM/GPRS Power Amplifier Modules

October 5, 2004 - ANADIGICS Announces Production Volume Shipments to Eastcom

September 27, 2004 - ANADIGICS Appoints Takachiho Koheki to Accelerate Growth in Japan

September 23, 2004 - ANADIGICS Supplies Power Amplifiers to Topping

September 21, 2004 - ANADIGICS Announces Production Volume Shipments of GSM/GPRS Power Amplifier Modules to Ningbo Bird

September 21, 2004 - ANADIGICS ANNOUNCES PRICING OF CONVERTIBLE SENIOR NOTES

September 16, 2004 - ANADIGICS Announces Production Volume Shipments to Truetel

September 14, 2004 - ANADIGICS Supplies GSM/GPRS PA Modules to Lenovo

September 10, 2004 - ANADIGICS Announces Production Volume Shipments of 450 MHz CDMA 1X / 1xEV-DO Power Amplifiers

September 7, 2004 - ANADIGICS Announces Production KPCS CDMA PA Shipments to Samsung Electronics

September 2, 2004 - ANADIGICS Expands Family of Broadband Products with New Active Splitter

August 31, 2004 - ANADIGICS Announces Production Volume Shipments of GSM/GPRS PA Modules to Capitel

August 26, 2004 - ANADIGICS Opens Shanghai Office

August 24, 2004 - ANADIGICS Expands Wireless and Broadband Sales Presence in the United States and Canada

August 23, 2004 - ANADIGICS Ships Production Volumes of GSM/GPRS PA Modules to ASUSTEK

CONFERENCE CALL

ANADIGICS’ senior management will conduct a conference call today at 8:30 a.m. Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-5490 (available until November 1).

ANADIGICS, Inc. (Nasdaq: ANAD) designs and manufactures radio frequency integrated circuit (RFIC) solutions for growing broadband and wireless communications markets. The Company's innovative high frequency RFICs enable manufacturers of communications equipment to enhance overall system performance, and reduce manufacturing cost and time to market. By utilizing state-of-the-art manufacturing processes for its RFICs, ANADIGICS achieves the high-volume and cost-effective products required by leading companies in its targeted high-growth communications markets. ANADIGICS was the first GaAs IC manufacturer to receive ISO 9001 certification and is certified to the ISO 9001:2000 quality standard.

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2003, and those discussed elsewhere herein.

ANADIGICS, Inc. Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per shares amounts)

	Three Months Ended			Nine Months Ended
	October 2, 2004	July 3, 2004	September 27, 2003	October 2, 2004	September 27, 2003

Net sales	$25,053	$22,687	$17,750	$68,935	$51,874
Cost of sales	19,811	19,207	17,538	58,193	50,867
Gross profit	5,242	3,480	212	10,742	1,007
Research and development expenses	7,884	8,866	8,029	25,652	23,466
Selling and administrative expenses	5,482	6,099	4,795	17,371	13,834
Restructuring and other charges	-	-	-	-	625
Purchased in-process R&D	-	-	-	-	1,690
Operating loss	(8,124)	(11,485)	(12,612)	(32,281)	(38,608)
Interest income	469	551	741	1,679	2,629
Interest expense	(955)	(940)	(940)	(2,835)	(2,821)
Gain on note repurchase	327	-	-	327	-
Other (expense) income	(36)	143	183	308	160
Net loss	$(8,319)	$(11,731)	$(12,628)	$(32,802)	$(38,640)

Loss per share	$(0.25)	$(0.36)	$(0.41)	$(1.02)	$(1.26)

Weighted average common
shares outstanding	32,770	32,405	30,674	32,252	30,674

ANADIGICS, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	October 2, 2004		December 31, 2003
Assets	(unaudited	)

Current assets:
Cash and cash equivalents	$24,326		$18,525
Marketable securities	45,032		54,130
Accounts receivable	14,529		12,074
Inventory	16,743		10,321
Prepaid expenses and other current assets	3,539		3,243
Total current assets	104,169		98,293

Marketable securities	38,506		48,975

Plant and equipment, net	45,893		55,242

Goodwill and other intangibles, net of amortization	6,345		1,788
Other assets	4,612		3,600
	$199,525		$207,898

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$12,159		$9,497
Accrued liabilities	4,471		5,618
Accrued restructuring costs	1,002		1,994
Capital lease obligations	34		84
Total current liabilities	17,666		17,193

Other long-term liabilities	3,108		2,959
Long-term debt	84,700		66,700

Stockholders’ equity	94,051		121,046
	$199,525		$207,898

The condensed balance sheet at December 31, 2003 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.